Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and related prospectuses:

(1) Registration Statement (Form S-3 No. 333-165800) pertaining to the Shelf Registration Statement of Dollar General Corporation and its Affiliates,

(2) Registration Statement (Form S-3 No. 333-165799) pertaining to the Shelf Registration Statement of Dollar General Corporation and its Affiliates,

(3) Registration Statement (Form S-8 No. 333-163200) pertaining to the Amended and Restated 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates,

(4) Registration Statement (Form S-8 No. 333-151655) pertaining to the 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates,

(5) Registration Statement (Form S-8 No. 333-151661) pertaining to the Dollar General Corporation 1998 Stock Incentive Plan,

(6) Registration Statement (Form S-8 No. 333-151049) pertaining to the Dollar General Corporation CDP/SERP Plan, and

(7) Registration Statement (Form S-8 No. 333-151047) pertaining to the Dollar General Corporation 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates;

of our reports dated March 22, 2012, with respect to the consolidated financial statements of Dollar General Corporation and the effectiveness of internal control over financial reporting of Dollar General Corporation included in this Annual Report (Form 10-K) for the year ended February 3, 2012.

/s/ Ernst & Young LLP

Nashville, Tennessee

March 22, 2012